 As filed with the Securities and Exchange Commission on March 5, 1999
                                                    Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

        STARWOOD HOTELS & RESORTS WORLDWIDE,                                        STARWOOD HOTELS & RESORTS
                         INC.                                                 (EXACT NAME OF REGISTRANT AS SPECIFIED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)                                    IN ITS CHARTER)
                      MARYLAND                                                               MARYLAND
   (STATE OR OTHER JURISDICTION OF INCORPORATION OR                       (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                   ORGANIZATION)                                                          ORGANIZATION)
                    52-0901263                                                             52-1193298
       (I.R.S. EMPLOYER IDENTIFICATION NO.)                                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             777 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                                 (914) 640-8100
               (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

      STARWOOD HOTELS & RESORTS WORLDWIDE, INC. SAVINGS AND RETIREMENT PLAN
                            (FULL TITLE OF THE PLAN)

                           THOMAS C. JANSON, JR., ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                             777 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                                 (914) 640-8100
           (NAME AND ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                                 LAURA A. LOFTIN
                                 SIDLEY & AUSTIN
                              555 WEST FIFTH STREET
                              LOS ANGELES, CA 90013
                                 (213) 896-6000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Proposed
                                                                               Proposed            Maximum
                       Title Of                             Amount             Maximum            Aggregate           Amount Of
                      Securities                            To Be           Offering Price         Offering          Registration
                   to be Registered                     Registered          Per Share (1)         Price (1)            Fee
----------------------------------------------------------------------------------------------------------------------------------
Shares of common stock, $0.01 par value, of
Starwood Hotels & Resorts Worldwide, Inc.
attached to shares of beneficial interest, $0.01
par value, of Starwood Hotels & Resorts (2)             500,000             $30.65625           $15,328,125          $4,261.22
----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee, which is calculated pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low sale prices of the shares on the New York Stock Exchange on March 2, 1999.


(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also registers an undeterminate amount of interests to be offered or sold pursuant to the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

               The following documents previously filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust" and, together with the Corporation, the "Company"), are incorporated herein by reference and shall be deemed to be a part hereof:

               (a) The description of the shares of common stock of the Corporation contained in the Registration Statement on Form 8-A filed by the Corporation with the Securities and Exchange Commission (the "Commission") on October 3, 1986;

               (b) The description of the Class B shares of beneficial interest of the Trust contained in the Registration Statement on Form 8-A filed by the Trust with the Commission on December 21, 1998, including any amendment or report filed for the purpose of updating such description;

               (c) The Company's Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

               (d) The Company's Joint Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 (as amended by the Form 10-Q/A dated May 28, 1998), June 30, 1998 and September 30, 1998 (as amended by the Form 10-Q/A dated November 30, 1998).

               (e) The Company's Joint Current Reports on Form 8-K dated January 2, 1998, February 3, 1998, February 23, 1998, February 24, 1998, April 24, 1998,
August 26, 1998, December 31, 1998 and January 6, 1999.

               All documents filed by the Corporation and/or the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (a) through (d) above, being hereinafter referred to as "Incorporated Documents").

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

               Not applicable.

Item 5.  Interests of Named Experts and Counsel

               Not applicable.

Item 6.  Indemnification of Directors and Officers

        The charter of the Corporation (the "Charter") and the Amended and Restated Declaration of the Trust (the "Trust Declaration") provide that the Corporation and the Trust, respectively, shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the Maryland General Corporation Law (the "MGCL") and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, respectively. The MGCL requires a corporation or a Maryland real estate investment trust (a "Maryland REIT") (unless its charter or declaration provides otherwise, which the Charter and the Trust Declaration do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation or Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.

Item 7.  Exemption From Registration Claimed

               Not applicable.

Item 8.  Exhibits.

        Exhibit
        Number         Description of Exhibit

        4.1 Amended and Restated Articles of Incorporation of the Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

        4.2 Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 1 of the Trust's Registration Statement on Form 8-A filed on December 21, 1998, except that the following changes were made on January 6, 1999, upon the filing by the Trust and Merger Sub of the Articles of Merger of Merger Sub into the Trust (the "Articles of Merger") with, and the acceptance thereof for record by, the State Department of Assessments and Taxation of the State of Maryland (the "SDAT"): Section 6.14 specifies January 6, 1999 as the date of the Intercompany Agreement; Section 6.19.1 specifies January 6, 1999 as the date of the acceptance for record by the SDAT of the Articles of Merger; and the definition of "Intercompany Agreement" in Section 6.19.2 specifies January 6, 1999 as the date of the Intercompany Agreement).

        *4.3           Amended and Restated Bylaws of the Corporation.

        4.4 Bylaws of the Trust (incorporated by reference to Exhibit 2 of the Trust's Registration Statement on Form 8-A filed on December 21, 1998).

        4.5 Amended and Restated Intercompany Agreement dated as of January 6, 1999, between the Corporation and the Trust (incorporated by reference to Exhibit 3 of the Trust's Registration Statement on Form 8-A filed on December 21, 1998, except that on January 6, 1999, the Intercompany Agreement was executed and dated as of January 6, 1999).

        *4.6 Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan.

        5.1 The Registrants will submit the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan (the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

        *23.1          Consent of PricewaterhouseCoopers, LLP.

        *23.2          Consent of Arthur Andersen LLP.

        *24.1          Powers of Attorney (included on signature pages hereto).
------------------------
*       Filed herewith.


Item 9.  Undertakings

        Each of the undersigned registrants (the "Registrants") hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If either Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that such Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

        Each Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 5th day of March, 1999.


                             STARWOOD HOTELS & RESORTS
                             WORLDWIDE, INC.

                             By: /s/ Ronald C. Brown
                                ---------------------------------------------
                                             Ronald C. Brown
                                        Executive Vice President and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

               Each person whose signature to the Registration Statement appears below hereby appoints Ronald C. Brown and Thomas C. Janson, Jr., and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Barry S. Sternlicht          Chairman of the Board, Chief              March 5, 1999
Barry S. Sternlicht              Executive Officer and Director
                                 (Principal Executive Officer)


/s/ Richard D. Nanula            President, Chief Operating Officer        March 5, 1999
Richard D. Nanula                and Director


/s/ Ronald C. Brown              Executive Vice President and              March 5, 1999
Ronald C. Brown                  Chief Financial Officer (Principal
                                 Financial and Accounting Officer)

/s/ Brenda C. Barnes             Director                                  March 5, 1999
Brenda C. Barnes



/s/ Juergen Bartels              Director                                  March 5, 1999
Juergen Bartels


/s/ Jonathan D. Eilian           Director                                  March 5, 1999
Jonathan D. Eilian


/s/ Earle F. Jones               Director                                  March 5, 1999
Earle F. Jones


/s/ Michael A. Leven             Director                                  March 5, 1999
Michael A. Leven


/s/ Daniel H. Stern              Director                                  March 5, 1999
Daniel H. Stern


/s/ Daniel W. Yih                Director                                  March 5, 1999
Daniel W. Yih

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 5th day of March, 1999.


                             STARWOOD HOTELS & RESORTS

                                 /s/ Barry S. Sternlicht
                             By:_______________________________________________
                                             Barry S. Sternlicht
                                     Chairman and Chief Executive Officer


                                POWER OF ATTORNEY


              Each person whose signature to the Registration Statement appears below hereby appoints Ronald C. Brown and Madison F. Grose, and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Barry S. Sternlicht
________________________         Chairman, Chief Executive                 March 5, 1999
Barry S. Sternlicht              Officer and Trustee
                                 (Principal Executive, Financial
                                 and Accounting Officer)


/s/ Jean-Marc Chapus
________________________         Trustee                                   March 5, 1999
Jean-Marc Chapus


/s/ Bruce W. Duncan
________________________         Trustee                                   March 5, 1999
Bruce W. Duncan


/s/ Madison F. Grose             Trustee                                   March 5, 1999
-------------------------
Madison F. Grose


/s/ George J. Mitchell           Trustee                                   March 5, 1999
-------------------------
George J. Mitchell


/s/ Stephen R. Quazzo            Trustee                                   March 5, 1999
-------------------------
Stephen R. Quazzo


                                 Trustee                                   March  , 1999
-------------------------
Raymond S. Troubh

        Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, State of Arizona, on March 5, 1999.

                             STARWOOD HOTELS & RESORTS
                             WORLDWIDE, INC.
                             SAVINGS AND RETIREMENT PLAN


                             /s/ Susan R. Bolger
                             ---------------------------------------------------
                             By:     Susan R. Bolger
                             Title:  Executive Vice President - Human
                                     Resources

                                  EXHIBIT INDEX

        Exhibit
        Number                Exhibit

        4.1 Amended and Restated Articles of Incorporation of Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation), a Maryland corporation (the "Corporation"), as amended (incorporated by reference to Exhibit 3.2 of the Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

        4.2 Amended and Restated Declaration of Trust of Starwood Hotels & Resorts (formerly Starwood Lodging Trust), a Maryland real estate investment trust (the "Trust") (incorporated by reference to Exhibit 1 of the Trust's Registration Statement on Form 8-A filed on December 21, 1998, except that the following changes were made on January 6, 1999, upon the filing by the Trust and Merger Sub of the Articles of Merger of Merger Sub into the Trust (the "Articles of Merger") with, and the acceptance thereof for record by, the State Department of Assessments and Taxation of the State of Maryland (the "SDAT"): Section 6.14 specifies January 6, 1999 as the date of the Intercompany Agreement; Section 6.19.1 specifies January 6, 1999 as the date of the acceptance for record by the SDAT of the Articles of Merger; and the definition of "Intercompany Agreement" in Section 6.19.2 specifies January 6, 1999 as the date of the Intercompany Agreement).

        *4.3 Amended and Restated Bylaws of the Corporation, as amended.

        4.4 Bylaws of the Trust (incorporated by reference to Exhibit 2 of the Trust's Registration Statement on Form 8-A filed on December 21, 1998).

        4.5 Amended and Restated Intercompany Agreement dated as of January 6, 1999, between the Corporation and the Trust (incorporated by reference to Exhibit 3 of the Trust's Registration Statement on Form 8-A filed on December 21, 1998, except that on January 6, 1999, the Intercompany Agreement was executed and dated as of January 6, 1999).

        *4.6 Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan.

        5.1 The Registrants will submit the Plan and any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

        *23.1          Consent of PricewaterhouseCoopers, LLP.

        *23.2          Consent of Arthur Andersen LLP.

        *24.1          Powers of Attorney (included on signature pages hereto).
------------------------
*       Filed herewith.

                                      II-13